UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report : July 1, 2004

Date of earliest event reported : June 24, 2004

Plains Resources Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	13-2898764
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

0-9808

(Commission

File Number)

700 Milam Street, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Item 5. Other Events

On June 24, 2004, a second amended and supplemental complaint was filed in No. 071-N, In re Plains Resources Inc. Shareholders Litigation regarding, among other things, various matters disclosed in the Definitive Proxy Statement pursuant to which Plains Resources is soliciting proxies in favor of its proposed merger with Prime Time Acquisition Corp., a wholly-owned subsidiary of Vulcan Energy Corporation (together “Vulcan”). In addition to the allegations made in the first amended consolidated complaint, the second amended and supplemental complaint includes the following allegations:

-	while disclosing that William M. Hitchcock, a member of the special committee of the Board of Directors, stated on June 16, 2004 that he would vote his shares against the merger with Vulcan, the Definitive Proxy Statement does not provide adequate information concerning the reasons for his decision;

-	Plains Resources’ board of directors should not have accepted advice that the Special Committee’s resolution recommending in favor of the merger was still in effect;

-	the Definitive Proxy Statement fails to provide adequate information regarding Petrie Parkman’s analysis in connection with its advice on June 7, 2004 that the consideration to be received by Plains Resources stockholders continued to be fair, as previously determined by Petrie Parkman in February 2004; and

-	the Definitive Proxy Statement fails to identify the Plains Resources director who approached Vulcan and requested that it increase the consideration in the merger to $17.50 per share, or such director’s reasons for making such approach.

The plaintiffs requested an expedited hearing on an application for a preliminary injunction against the merger. On June 28, 2004, Vice Chancellor Stephen P. Lamb scheduled an application for Monday, July 19, at 2:00 pm EST.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS RESOURCES INC.

Date: July 1, 2004	/s/ E. Lynn Hill

E. Lynn Hill
Chief Accounting Officer